Exhibit 21

Subsidiaries of the Registrant

All the companies listed below are included in the Company’s consolidated financial statements. Except as otherwise indicated below, the Company has 100% direct or indirect ownership of, and ultimate voting control in, each of these subsidiaries. The list is as of December 31, 2007 and excludes 100% owned subsidiaries which are primarily inactive and, taken singly or as a group, do not constitute significant subsidiaries of the Company.

Name of Company	State of Country of Formation
Northwestern Flavors, LLLC	Illinois
L.A. Dreyfus Company	Delaware
Four-Ten Corporation	Illinois
Zeno Air, Inc.	Delaware
Wrigley WebEsprit, Inc.	Delaware
Wrigley Investment Company	Delaware
Wrigley International Holding Company	Illinois
Wrigley Enterprises, Inc.	Delaware
Wrigley Manufacturing Company, LLC	Delaware
Wrigley Sales Company	Delaware
The Wrigley Company South Africa (Pty) Limited	Delaware
The Wrigley Company Pty. Limited	Australia
Wrigley Austria Ges.m.b.H.	Austria
Wrigley Bulgaria EOOD	Bulgaria
Wrigley Canada	Canada
Wrigley (Cayman) Ltd.	Cayman Islands
Wrigley Confectionery (China) Ltd.	Peoples Republic of China
Wrigley Confectionery (Shanghai) Co. Ltd.	Peoples Republic of China
Wrigley Taiwan Limited	Republic of China
Wrigley Croatia d.o.o.	Croatia
Wrigley s.r.o.	Czech Republic
The Wrigley Company Limited	England
Wrigley Confectionery (U.K.) Company Ltd.	England
Wrigley France SNC	France
Wrigley SAS	France
Wrigley Georgia Limited	Georgia
Wrigley GmbH	Germany
Wrigley BV	Holland
Wrigley Europe B.V.	Holland
Wrigley Overseas Finance Co. BV	Holland
Wrigley Asia Pacific Limited	Hong Kong
The Wrigley Company (H.K.) Limited	Hong Kong
Wrigley Hungaria, Kft.	Hungary
Wrigley India Private Limited	India
P.T. Wrigley Indonesia	Indonesia
Wrigley Israel Ltd.	Israel
Wrigley Italia, Srl	Italy
Wrigley & Company Ltd., Japan	Japan
The Wrigley Company (E.A.) Ltd.	Kenya
UAB Wrigley Baltics	Lithuania
The Wrigley Company (Malaysia) Sdn. Bhd.	Malaysia
Dulces de las Americas, S. de R.L. de C.V.	Mexico
Wrigley Mexico S. de. R.L. de C.V.	Mexico
The Wrigley Company (N.Z.) Limited	New Zealand

Name of Company	State of Country of Formation
Wrigley Scandinavia AS	Norway
The Wrigley Company (P.N.G.) Ltd.	Papua, New Guinea
Wrigley Philippines, Inc.	Philippines
Green Arrow Development Corporation	Philippines
Wrigley Poland Sp. zo.o.	Poland
Wrigley Romania SRL	Romania
OOO Wrigley	Russia
OOO Odintsovskaya Kanditerskaya Fabrica*	Russia
Wrigley d.o.o. Beograd	Serbia
Wrigley Slovakia, s.r.o.	Slovakia
Wrigley Ljubljana d.o.o.	Slovenia
Wrigley Co., S.A.U.	Spain
Regico, S.L.	Spain
Cafosa Gum, S.A.	Spain
Wrigley Scandinavia AB	Sweden
The Wrigley Company (Thailand) Ltd.	Thailand
Wrigley Middle East FZCo.	Dubai, UAE
Wrigley Ukraine, TzoV	Ukraine

*	80% owned by the Company